Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in Registration Statement
No. 333-60353 of Birner Dental Management Services, Inc. on Form S-8 of our report, dated February 24, 2006, appearing in this Annual Report on Form 10-K of Birner Dental Management Services, Inc. for the year ended December 31, 2005.




HEIN & ASSOCIATES LLP

Denver, Colorado
March 28, 2006